                      [KELLY LYTTON & VANN LLP LETTERHEAD]



                                  July 5, 2001


J2 Communications
10850 Wilshire Blvd.
Suite 1000
Los Angeles, CA 90024

Ladies and Gentlemen:

     We have acted as special counsel to J2 Communications, a California corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3, as amended (the "Registration Statement"), File No covering an aggregate of 498,550 shares of the Company's common stock, no par value to be sold by the Selling Shareholder identified therein (the "Shares").

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinions, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon the foregoing, it is our opinion that, subject to effectiveness of the Registration Statement with the Securities and Exchange Commission ("SEC") and to registration or qualification under the securities laws of the state in which the Shares may be sold, upon the sale and issuance of the Shares in the manner referred to in the Registration Statement, and upon payment therefore (where applicable), the Shares will be legally issued, fully paid and nonassessable, and will be binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We are members of the Bar of the State of California and do not hold ourselves out as being conversant with, and do not express an opinion on, the laws of any jurisdiction other than those of the United States of America and State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.



                                     Very truly yours,